As filed with the Securities and Exchange Commission on December 10, 1999
                                                      Registration No. 333-53405
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                        ORRSTOWN FINANCIAL SERVICES, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

         Pennsylvania                               23-2530374
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(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification Number)

              77 East King Street, Shippensburg, Pennsylvania 17257
                                 (717) 532-6114
              (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                              --------------------

                                                                                Copy to:

Kenneth R. Shoemaker, President and Chief Executive Officer                     Dean H. Dusinberre, Esquire
Orrstown Financial Services, Inc.                                               Rhoads & Sinon LLP
77 East King Street, Shippensburg, PA 17257                                     One South Market Square
(717) 530-2600                                                                  P.O. Box 1146
(Name, address, including zip code, and telephone number,                       Harrisburg, PA  17108-1146
including area code, of agent for service)                                      (717) 233-5731

                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Post-Effective Amendment No. 1 to the Registration Statement.

                              ---------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

               [ORRSTOWN FINANCIAL SERVICES, INC. LETTERHEAD LOGO]

PROSPECTUS

                        STOCKHOLDER DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN


     Orrstown Financial Services, Inc. ("Orrstown") hereby offers participation in its Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan") which is effective as of January 1, 2000. The Plan constitutes an amendment of and successor to the current Dividend Reinvestment Plan of Orrstown which was instituted in 1998 (the "1998 Plan") and which remains in effect until December 31, 1999. Each Participant in the 1998 Plan will automatically be enrolled in the Plan. The Plan provides Participants with an opportunity to purchase Orrstown's Common Stock (the "Shares") by reinvesting all or a portion of the cash dividends paid on their Shares in additional Shares. The Plan also provides Participants with a convenient and economical way to voluntarily purchase additional shares through voluntary cash payments of not less than $100 per payment nor more than $2,500 per quarter. Some of the significant features of the Plan are:

     o Participants may purchase Shares through the automatic reinvestment of quarterly cash dividends on their Shares.

     o Participants may make voluntary cash contributions to be applied to the purchase of additional Shares.

     o Participants must either be a registered owner or beneficial owner of Shares to be eligible to participate. Participants may participate with respect to all or a specified fixed number of their Shares.

     o Brokerage commissions and other service charges will not be charged for purchases made under the Plan.

     o Participants may deposit Share certificates held by them and registered in their names into the Plan and thereby avoid the need for safekeeping of certificates.

     o To fulfill requirements for the Plan, Shares will be purchased in the open market as available or directly from Orrstown.

     o A beneficial owner of Shares held through a broker or other nominee name may participate in the Plan either by making an appropriate arrangement with the nominee or by having the Shares transferred and registered in the beneficial owner's name.

     Participation in the Plan is voluntary. Participants may terminate their participation at any time. Shareholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

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     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Common Stock or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        It is suggested that this Prospectus be retained for future use.

                The date of this Prospectus is December 10, 1999.



                       WHERE YOU CAN FIND MORE INFORMATION

Orrstown files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. To obtain information on the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov where you can electronically access copies of our SEC filings.

The SEC allows us to "incorporate by reference" into this Prospectus information about Orrstown which is contained in the reports we file with the SEC. This means that we can disclose this information to you by referring to our SEC reports. The information incorporated by reference is deemed to be part of this Prospectus. The following is a list of the reports which are incorporated by reference in this Prospectus:

     o Our latest Annual Report on Form 10-K. At the date of this Prospectus, our latest Form 10-K Annual Report was our report for the year ended December 31, 1998.

     o Our latest Quarterly Report on Form 10-Q and any amendments on Form 10-Q/A. At the date of this Prospectus, our latest 10-Q Quarterly Report was our report for the period ended September 30, 1999.

     o Any Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements that we file after the date of our latest Annual Report on Form 10-K. At the date of this Prospectus, we had not filed any of these reports since the date of our latest Form 10-Q filing.

Copies of the documents incorporated by reference in the Prospectus are available at the SEC's Public Reference Room and at its Internet site at the addresses given in the first paragraph under this caption. You can also obtain

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

copies of any or all of the documents, without charge, by written or oral request to Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, PA 17257, (717) 532-6114.



                                   THE COMPANY

     Orrstown Financial Services, Inc. ("Orrstown") is a one-bank holding company incorporated under the laws of the Commonwealth of Pennsylvania. Orrstown's principal subsidiary, Orrstown Bank (the "Bank"), is a state-chartered bank and trust company having its administrative offices in Shippensburg, Pennsylvania. The Bank has seven branch offices located in Cumberland and Franklin Counties, and engages in commercial banking and trust services. This involves accepting demand, time and savings deposits and granting consumer, commercial, real estate and business loans to individuals, corporations, partnerships, municipalities and other governmental bodies. Through its trust department, the Bank renders services as trustee, executor, administrator, guardian, managing agent and custodian and conducts other fiduciary activities authorized by law.

     Orrstown's corporate office is located at 77 East King Street, Shippensburg, Pennsylvania 17257; its telephone number is (717) 532-6114.



                                    THE PLAN

     The following questions and answers explain Orrstown's Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan constitutes an amendment of and successor to the current Dividend Reinvestment Plan of Orrstown which was instituted in 1998 (the "1998 Plan")



PURPOSE

     1. What is the purpose of the Plan?

     The 1998 Plan was adopted by Orrstown's Board of Directors on March 19, 1998 in order to provide holders of Orrstown's Common Stock with a simple, convenient and systematic method of investing cash dividends in additional shares of Orrstown's Common Stock ("Shares") without payment of any brokerage commission. Orrstown's Board of Directors amended the 1998 Plan on September 16, 1999 to remove the minimum participation requirement and include a method for investing voluntary cash contributions in additional Shares. Purchases of additional Shares pursuant to the Plan directly from Orrstown, in contrast to


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purchases of additional Shares effected on the open market, will provide
Orrstown with additional capital to be used for general corporate purposes.



PARTICIPATION

     2. Who is eligible to participate?

     You may participate in the Plan if you qualify as either of the following:
(a) you are a "registered holder," a shareholder whose Shares are registered in the stock transfer books of Orrstown in your own name; or (b) you are a "beneficial owner," a shareholder who has beneficial ownership of Shares that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee). Registered holders may participate in the Plan directly. If you are not a registered holder, you must either become a registered holder by having your Shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on request. See Question 6.

     Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying Shares.

     Persons who reside in jurisdictions in which it is unlawful for Orrstown to permit participation in the Plan are not eligible to participate in the Plan. In addition, the securities or blue sky laws of certain states may require Shares which may be sold under the Plan to be registered under those laws or may require Orrstown to take certain other actions to enable Shares to be sold under the Plan in those states. Orrstown reserves the right, in its sole discretion, to elect not to register Shares or not to take other actions necessary to enable Shares to be issued sold under the Plan in such states, in which case, persons residing in such states will not be able to participate in the Plan.

     Orrstown reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading or arbitrage activities. Although Orrstown has no present intention regarding the exclusion of persons from participating in the Plan who utilize it to engage in short-term trading or other arbitrage activities, it reserves the right to do so if it encounters a pattern of trading that it considers abusive or objectionable.



BENEFITS AND DISADVANTAGES

     3. What are the benefits and disadvantages of the Plan?

     The primary benefits of the Plan are:

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     o    You may have the cash dividends on all or a portion of your Shares reinvested automatically in additional Shares of Orrstown's Common Stock.

     o You pay no brokerage commissions or service charges in connection with your purchases under the Plan. See Question 26.

     o Your reinvested cash dividends will be fully invested because the Plan provides for fractional Shares to be credited to your account. Additionally, dividends on such fractional shares, as well as on whole Shares participating in the Plan, will be reinvested automatically in additional Shares and credited to your Plan account.

     o You may also invest in additional shares by making voluntary cash contributions subject to an individual minimum limit of $100 and maximum limit of $2,500 per quarter,

     o You will avoid cumbersome safekeeping of stock certificates for Plan Shares credited to your account. You also may deposit in the Plan Shares held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

     o Periodic statements reflecting all current activity, including Shares purchased and latest Plan account balance, will simplify your record keeping.

     The primary disadvantages of the Plan are:

     o Due to the Pricing Period (as defined herein), the Purchase Price (as defined herein) for Shares purchased through the Plan may exceed (or be less than) the price of acquiring Shares (including transaction costs) on the open market on the applicable Investment Date. See Questions 8 and 10.

     o There may be delays between a Participant's instruction to sell Plan Shares and the sale date. There may also be delays in receiving Shares withdrawn from the Plan. See Questions 18 and 120

     o Participants who reinvest cash dividends will be treated for federal income tax purposes as having received a dividend payment, giving rise to a tax payment obligation without providing the Participant with immediate cash to pay such tax when it becomes due. See Question 22.

     o Participants will not know the actual number of Shares purchased under the Plan until after the Pricing Period. See Questions 10 and 11.

     o    Shares deposited in a Plan account may not be pledged. See Question
          24.

     Neither Orrstown or the Administrator can assure a profit or protect against a loss on Shares purchased under the Plan.

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



ADMINISTRATION AND INTERPRETATION

     4. Who will administer and interpret the Plan?

     The Plan will be administered by Orrstown Bank or such successor administrator as Orrstown may designate (the "Administrator"). The Administrator acts as agent for Participants, keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan, and Shares deposited with the Administrator for safekeeping as described in Question 17, will be held by the Administrator on behalf of the Participants, unless and until a Participant requests that a stock certificate for his or her Shares be issued, as described in Question 16. The Administrator also serves as dividend disbursement agent, transfer agent and registrar for the Common Stock. Communications with the Administrator should be directed as follows:

                                  Orrstown Bank
                               77 East King Street
                             Shippensburg, PA 17257
                           Attn: Shareholder Services

                       By telephone, call (717) 532-6114.

     When corresponding with the Administrator, we suggest that you give your daytime telephone number and area code.

     Orrstown has the right to establish procedures for administration of the Plan and to interpret the terms and conditions of the Plan. Its procedures and interpretations will be final, conclusive and binding.



ENROLLMENT

     5. How do I become a Participant?

     If you are enrolled in the 1998 Plan, you will begin to participate automatically in the Plan when it becomes effective January 1, 2000.

     If you are a registered holder and not enrolled in the 1998 Plan, you may enroll in the Plan and become a Participant by completing and signing an Authorization Form (enclosed herewith) and returning it to the Administrator at the address set forth in Question 4. An additional Authorization Form may be obtained at any time from the Administrator. If you have your Common Stock registered in more than one name (e.g., joint tenants, trustees), all registered

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holders of such Shares must sign the Authorization Form exactly as their names appear on the account registration.

     If you are a beneficial owner but not a record holder of Common Stock, you must instruct your broker, bank or other nominee in whose name your Shares are held to participate in the Plan on your behalf.

     You may enroll in the Plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 20 regarding withdrawal from the Plan and Question 30 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Authorization Form, and execute a stock power form to change the registration of your Plan account, in order to continue participation.

     6. What are the participation options and what does the Authorization Form provide?

     The Authorization Form appoints the Administrator as your agent for purposes of the Plan. It may also direct Orrstown to pay to the Administrator, for the purchase of additional Shares, all of the cash dividends on (a) the specified number of Shares owned by you on the applicable Record Date and designated by you to be included in the Plan ("Participating Shares"), and (b) all whole and fractional Shares which have been credited to your Plan account. Shares in your Plan account, other than Shares deposited with the Administrator solely for safekeeping as described in Question 17 ("Safekeeping Shares") are referred to as "Plan Shares." The Authorization Form also may direct the Administrator to reinvest automatically all subsequent dividends on Plan Shares. Cash dividends will continue to be reinvested on the number of Participating Shares and on all Plan Shares (but not on Safekeeping Shares) until the Participant specifies otherwise or terminates participation, or the Plan is terminated.

     The Authorization Form provides for the purchase of Shares through the investment options described below.

     The investment options are as follows:

     (1)  "Full Dividend Reinvestment"

          This option directs the Administrator to invest in accordance with the Plan all cash dividends on all Shares then or subsequently owned by you, and also all cash dividends on your whole and fractional Plan Shares.

     (2)  "Partial Dividend Reinvestment"

          This option directs the Administrator to invest in accordance with the Plan all cash dividends on that number of whole Shares held by you which are designated in the appropriate space on the Authorization Form and on all whole and fractional Plan Shares. This option should

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

          be used if you wish to reinvest dividends on some but not all of the shares of Orrstown's Common Stock that you own. If this option is selected, you will continue to receive cash dividends in the usual manner on all Shares registered in your name or beneficially owned by you but which you have not designated for participation in the Plan. It is recommended that nominee firms holding Shares in their own firm's street name (i.e., Shares not held for the firm by Depository Trust Company or some other depository) use this option, even if they wish to participate with respect to all of the Common Stock they own at the time of enrollment.

     (3)  "Voluntary Cash Contributions"

          This option permits you to make voluntary cash contributions and directs the administrator to apply such contributions toward the purchase of additional shares in accordance with the Plan.

     You may select either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment". In order to make "Voluntary Cash Contributions", you must also have elected to make either one or the other of the partial dividend reinvestment or full dividend reinvestment options. In each case, cash dividends on all Participating Shares, including all Plan Shares added from time to time and held in your Plan account, will be reinvested, until you specify otherwise or withdraw from the Plan altogether, or until the Plan is terminated. See Question 20 regarding notification of withdrawal to the Administrator. See Question 28 regarding provisions on Shares issued in stock splits or stock dividends and stock acquired on the exercise of rights.

     If you return a properly executed Authorization Form to the Administrator without electing an investment option, you will be enrolled as having selected Full Dividend Reinvestment.

     If you own Shares of record and also beneficially through one or more brokers, banks or other nominees, each such holding will be treated as a separate holding for purposes of authorizing participation in the Plan. To participate in the Plan for all of your holdings, separate Authorization Forms should be submitted by you individually for your record holdings and by each such nominee for your beneficial holdings with it.

     7. When will participation in the Plan begin?

     Participation as to dividend reinvestment will begin with the next Dividend Payment Date after the Administrator's receipt of the Authorization Form, provided it is received by the Administrator by the Record Date for the applicable cash dividend. The "Record Date" is the date used by Orrstown for determining who are the stockholders of record for the purpose of receiving any cash dividend.

     Participation as to voluntary cash contributions will begin with the next Investment Date (as defined in Question 8), provided that authorization

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therefore and the funds to be invested are received by the fifth day preceding the Dividend Payment Date. Should the authorization (or the funds to be invested) arrive after the time indicated above, the funds will be returned to the Participant.



PURCHASES

     8. When will Shares be purchased under the Plan?

     Purchases from Orrstown of treasury shares or authorized but unissued Shares will be made on the relevant Investment Date.

     Purchases on the open market or in negotiated transactions will be made and completed within a ten (10) trading day period commencing on the applicable Dividend Payment Date (the first such day being the "Investment Date"), except where completion at a later date is necessary or advisable under applicable federal securities laws.

     There can be no assurance as to the declaration or payment of dividends and nothing contained in the Plan obligates Orrstown to declare or pay any dividends. The Plan does not represent a change in Orrstown's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon Orrstown's earnings, financial condition and other factors.

     9. What is the source of Shares to be purchased under the Plan?

     Shares purchased through the Plan may be (a) newly issued or treasury Shares purchased directly from Orrstown, (b) Shares purchased through routine open market transactions or (c) Shares acquired by a combination of such methods. Orrstown will determine the source of the Plan purchases, which may vary from time to time.

     10. At what price will Shares be purchased?

     All Shares purchased through the Plan directly from Orrstown will be acquired at a price to you (the "Purchase Price") equal to the average of the daily high bid and low offer quotations for Orrstown's Common Stock reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable Investment Date (the "Pricing Period"). If, however, no bid or no offer quotation for Orrstown's Common Stock is reported through the OTC Bulletin Board service during the Pricing Period, then the Purchase Price will be the price of the last trade reported for Orrstown's Common Stock through the OTC Bulletin Board service.

     In the event Orrstown's Common Stock subsequently becomes listed for trading on the NASDAQ Stock Market, the Purchase Price will be the mean between the high and low sales prices for Orrstown's Common Stock on the NASDAQ Stock Market, as reported in the financial press, on any relevant date. If Orrstown's Common Stock subsequently becomes listed for trading on a national exchange, the

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

Purchase Price will be the mean between the high and low sales price for Orrstown's Common Stock on such exchange, as reported in the financial press, on any relevant date.

     All Shares purchased under the Plan through open market purchases will be acquired on the applicable Investment Date at a price to you (the "Purchase Price") equal to the weighted average of the prices actually paid for the Shares purchased by the Plan through such open market purchases.

     Although Orrstown will pay all brokerage fees on Shares purchased on the open market, for tax purposes these fees will be considered as additional dividend income to you. See Question 22. These fees, and the resulting additional dividend income, are not expected to be substantial.

     11. How many Shares will be purchased for Participants?

     The number of shares that will be purchased for a Participant's Plan account will depend on the amount of cash dividends reinvested on behalf of the Participant and the applicable Purchase Price of the Shares purchased. A Participant's Plan account will be credited with that number of shares (including any fraction of a share computed to four (4) decimal places) that results from dividing the amount of cash dividends reinvested by the applicable Purchase Price. For purposes of this computation, the amount of a Participant's cash dividends will include cash dividends payable on all Participating Shares and on all Plan Shares.

     12. How are open-market purchases of Shares effected?

     In connection with open-market purchases of Shares pursuant to the Plan, the Administrator will transfer the cash dividends to be reinvested to an independent purchasing agent (the "Purchasing Agent"). The Purchasing Agent will be a broker-dealer registered under the Exchange Act, as selected by Orrstown's Board of Directors from time to time, who is unaffiliated with Orrstown. Aside from transferring funds to the Purchasing Agent, neither Orrstown or the Administrator will have any influence on the manner, methods or timing of purchases of Shares on the open-market.


VOLUNTARY CASH CONTRIBUTIONS

     13. Who will be eligible to make Voluntary Cash Contributions?

     All record holders of shares of Common Stock who elect to have dividends reinvested in accordance with provisions of the Plan may also elect to make Voluntary Cash Contributions.

     14. What are the limitations on Voluntary Cash Contributions?

     To be applied to the purchase of Shares on any given Investment Date, Voluntary Cash Contributions must be received by the Administrator no later than the fifth day preceding the Dividend Payment Date (the "Cash Due Date"). Voluntary Cash Contributions may not be less than $100, up to a maximum of

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

$2,500 in any quarter. Orrstown reserves the right in its sole discretion to determine whether Voluntary Cash Contributions are made on behalf of a particular Participant.

     15. How does the voluntary cash contribution option work?

     A Voluntary Cash Contribution may be made by enclosing a check or money order with the Authorization Form (for new participants) or by forwarding a check or money order to the Administrator with a payment form which will be sent to Participants with each statement of account. Checks and money orders should be made payable to Orrstown Bank and should include the Participant's social security number or taxpayer identification number.

     Any Voluntary Cash Contribution received on or before the Cash Due Date but no earlier than twenty (20) days prior to the relevant Dividend Payment Date, will be applied to the purchase of Shares within a ten (10) trading day period commencing with the Dividend Payment Date (the first such day being the "Investment Date") at a price determined in accordance with provisions of the Plan (see Question 10). Voluntary Cash Contributions made by check or other draft will not be applied to the purchase of Shares on or for such Investment Date unless such check or draft has cleared prior to such Investment Date. A Participant may obtain the return of any Voluntary Cash Contribution upon request received by the Administrator on or before the second business day prior to the Investment Date on which it is to be invested. Interest will not be paid on Voluntary Cash Contributions pending investment. Accordingly, you should send your Voluntary Cash Contribution to arrive shortly before the Cash Due Date.

     All Shares purchased through Voluntary Cash Contributions will automatically become Plan Shares and future cash dividends on such Shares will be reinvested through the Plan.

     You should be aware that because investments under the Plan are made as of specified dates, you lose any advantage that might otherwise be available from being able to select the timing of your investment.

CERTIFICATES

     16. Will certificates be issued for Share purchases?

     All Plan Shares and all Common Stock deposited for safekeeping with the Administrator pursuant to Question 17 will be held together by the Administrator. This service protects against the loss, theft and destruction of certificates. Upon written request, the Administrator will have certificates issued and delivered to you for any whole Shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional Shares be issued.

     17. May a Participant add Shares to his or her account by transferring stock certificates that the Participant possesses?

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

     You may send to the Administrator for safekeeping all the Common Stock certificates which you hold. Shares of Common Stock deposited with the Administrator for safekeeping which are not Participating Shares are referred to as "Safekeeping Shares." The Plan will hold the Shares purchased for a Participant, and any Shares deposited by the Participant with the Plan for safekeeping, until the Participant terminates participation in the Plan. The safekeeping of Shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as convenience if and when Shares are sold through the Plan. All Shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional Shares then held by the Plan for the Participant. All dividends on Shares held by the Plan under the safekeeping service, which Shares have been designated as Participating Shares, will be reinvested for the Participant. All dividends on Safekeeping Shares will be paid to the Participant in cash, and will not be reinvested through the Plan.

     To deposit certificates for Common Stock for safekeeping under the Plan, you must transmit the certificates to the Administrator. Stock certificates as well as all written inquiries about the safekeeping service should be directed to the Administrator. See Question 4. The Participant will bear the risk of the means of transmission selected. It is recommended that certificates be sent by registered mail or a reliable courier service.

     Certificates for either Participating Shares or Safekeeping Shares that have been deposited with the Administrator may be withdrawn by the Participant by submitting a written request to the Administrator.



SALE OF SHARES

     18. Can Participants sell Shares held under the Plan?

     You may, by written instructions, request the Administrator to transfer to a person designated by you or place a sale order on your behalf for some or all of your Plan Shares or your Safekeeping Shares and will remit to you a check for the proceeds of such sale, less your Share of brokerage commissions, service charges and any applicable taxes. Shares will be sold within seven (7) business days after the Administrator's receipt of your written notice in routine open market transactions at then current market prices in transactions carried out through one or more brokerage firms.

     This procedure for selling Shares may be particularly attractive to holders of small amounts of the Common Stock, because the Plan can combine odd lots and small numbers of Shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual Participants in the sale of their Shares.

     Notwithstanding the foregoing, if there are any legal restrictions or limitations on a Participant's right to sell Shares publicly (e.g., because the Participant is a controlling person of Orrstown), the Administrator will not be obligated to sell such Shares.

REPORTS

     19. What reports will be sent to Participants?

     Unless you are participating in the Plan through your broker, bank or other nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total Shares purchased (including fractional Shares), the Purchase Price of each Share, and the total Shares held by you in the Plan. These statements should be retained by you to determine your tax cost basis for Shares purchased. If you are participating in the Plan through your broker or other nominee, you should contact such entity regarding a statement of your interests in the Plan.

     As a stockholder of Orrstown, you also will continue to receive copies of all material sent to stockholders including, without limitation, quarterly and annual reports and the notice of annual meeting and proxy statement.



WITHDRAWAL

     20. How may Participants withdraw from the Plan?

     You may withdraw from the Plan by giving written notice to the Administrator and, thereafter, all dividends will be sent to you or to the nominee through which your Shares are held. If your written notice of withdrawal is received by the Administrator later than five (5) days prior to a Record Date and on or before the ensuing Investment Date, such withdrawal will not be effective until dividends for such Record Date have been reinvested and Shares credited to your Plan account. Upon withdrawal, stock certificates for any whole Shares will be issued in the Participant's name or, upon written direction, Shares will be sold for the Participant. See Questions 16 and 18. Any fractional Shares held in the Plan at the time of withdrawal will be converted to cash on the basis of the then current market price of the Common Stock (determined in accordance with the procedures described in response to Question 10 in connection with determining the Purchase Price of Shares purchased directly from Orrstown) on the date the Participant's written notice of withdrawal is received by the Administrator.

     21. Will participation end automatically on the Participant's death or incompetence?

     Participation in the Plan will not terminate automatically upon the death or incompetence of the Participant, even if Orrstown or the Administrator is aware of such event. However, the Participant's legal representative or successor may terminate further participation in the Plan at any time.

FEDERAL TAXES

     22. What are the principal federal income tax consequences of participating in the Plan?

     A Participant will be treated as having received dividend income equal to the aggregate Purchase Price on the Investment Date of Shares acquired directly from Orrstown with reinvested dividends on the Participant's Participating Shares. In the case of Shares acquired on the open market with reinvested dividends, a Participant will be treated as having received dividend income equal to the aggregate Purchase Prices of the Shares, plus the Participant's share of any broker fees paid by Orrstown. Thus, a Participant recognizes dividend income even though these amounts are not actually received by the Participant in cash, but are applied to the purchase of Shares for the Participant's Plan account. In the case of corporate Shareholders, dividends received under the Plan may be eligible for the dividends-received deduction.

     A Participant's tax basis in the Shares acquired with reinvested dividends will include any amount the Participant is treated as having received as a dividend. The holding period for such Shares will begin the day after the date that the Shares are purchased.

     When a Participant receives certificates for whole Shares that were credited to the Participant's Plan account, the Participant will not realize any taxable income. However, a Participant who receives a cash adjustment for a fraction of a Share may realize gain or loss with respect to such fraction equal to the difference between the cash adjustment and the Participant's tax basis in such fraction. Gain or loss also may be realized by the Participant when whole Shares are sold, either pursuant to the Participant's request, upon withdrawal from the Plan or by the Participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount realized by the Participant for the Shares and the Participant's tax basis in the Shares. Such gain or loss generally will be capital gain or loss if the Shares disposed of were held as capital assets by the Participant, and will be long-term capital gain or loss if the Shares disposed of were held for more than one year at the date of sale.

     A Participant (other than certain exempt stockholders who establish the exemption to the Administrator's satisfaction, including, among others, all corporations and certain foreign individuals and entities) may be subject to 31% backup withholding on dividend income or proceeds from the sale of fractional or whole Shares held in the Plan unless the Participant provides to the Administrator its federal taxpayer identification number or social security number (TIN). Backup withholding may also apply if the IRS notifies Orrstown of under-reporting of interest or dividend income by the Participant. If backup withholding is required on dividend income, the Administrator will reinvest dividends net of the amount of tax withheld. In order to avoid backup withholding, a Participant must provide the Administrator with the Participant's correct TIN on Form W-9 or a substitute Form W-9 provided by the Administrator (or Form W-8, Certificate of Foreign Status, with respect to certain foreign Participants). Copies of these forms may be obtained from the Administrator.

     In the case of those foreign Participants whose dividends are subject to U.S. income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends available to be reinvested under the Plan.

     The foregoing discussion is a summary of the principal federal income tax consequences of participating in the Plan and does not constitute tax advice. This summary is based on the current state of federal law and does not take into account possible changes in such law. Any such changes may have retroactive effect and may adversely affect the discussion in this summary. This summary does not address the special tax consequences that may be applicable to certain Participants subject to special tax treatment (including tax-exempt organizations, broker dealers, and foreign Shareholders). Participants should consult with their own tax advisors for further information with respect to the federal, foreign, state or local tax consequences of participation in the Plan.



OTHER PROVISIONS

     23. What happens if a Participant disposes of or acquires additional
Shares?

     If a Participant has elected the Full Dividend Reinvestment option under the Plan (see Question 6) and subsequently sells or transfers all or any part of the Shares registered in the Participant's name, automatic dividend reinvestment will continue as long as there are Shares registered in the name of the Participant or held for the Participant in the Plan by the Administrator or until termination of enrollment. Similarly, if a Participant has elected the Full Dividend Reinvestment option under the Plan and subsequently acquires additional Shares registered in the Participant's name, dividends paid on such Shares will automatically be reinvested until termination of enrollment or until other instructions are given. If, however, a Participant has elected the Partial Dividend Reinvestment option and subsequently acquires additional Shares which are registered in the Participant's name, dividends on such additional Shares will not be reinvested automatically under the Plan unless the Participant subsequently enrolls such Shares under the Plan. (See Question 6.) If a Participant has elected the Partial Dividend Reinvestment option and sells Shares, reinvestment will continue on the full number of Participating Shares as long as the Participant owns at least the number of Participating Shares previously specified, or on the number of Shares the Participant continues to own, if the Participant owns less than the number previously specified.

     24. May Shares in the Plan be pledged?

     Shares in the Plan may not be pledged and any purported pledge will be void. If you wish to pledge such Shares, you must first withdraw them from the Plan.

     25. How will a Participant's Shares be voted?

     In connection with the exercise of Shareholder voting rights, each Participant will receive proxy materials enabling the Participant to vote the Shares held by the Participant directly and the whole Shares held for the

Participant's account by the Administrator. All whole Shares held by the Administrator will be voted by the Administrator as designated by the Participant on the proxy card. Fractional shares may not be voted. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, Shares held for the Participant's account by the Administrator will not be voted.

     If the Participant owns Shares of Orrstown's Common stock that are not deposited with the Administrator, the Participant may vote those Shares in the normal manner, even if they are Participating Shares; the Administrator will not be involved in the voting of such Shares.

     26. Who pays the expenses of the Plan?

     There are no brokerage commissions or service charges on Shares purchased directly from Orrstown for a Participant's account. Brokerage fees on Shares purchased on the open market for a Participant's account will be paid by Orrstown and, for tax purposes, these fees will be considered as additional dividend income to the Participants. All costs of administering the Plan will be paid by Orrstown, except as stated below and except for brokerage commissions in connection with sales under the Plan and the costs of any broker, bank or other nominee (other than the Administrator) which holds Shares on behalf of a Participant. When full or fractional Shares are sold for a Participant's account, the Plan will first deduct any applicable brokerage commissions and taxes before remitting the balance to the Participant.

     27. What are the responsibilities of Orrstown and the Administrator under the Plan?

     Neither Orrstown nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan, or as imposed by applicable legal requirements including, without limitation, the federal securities laws.

     THE PARTICIPANT SHOULD RECOGNIZE THAT NEITHER ORRSTOWN OR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED OR SOLD FOR A PARTICIPANT UNDER THE PLAN.

     28. What happens if Orrstown issues a stock dividend or declares a stock split or makes a rights offering?

     Any Shares of Common Stock distributed by Orrstown as a result of a stock dividend or a stock split on Plan Shares or Safekeeping Shares held under the Plan for a Participant will be credited to the Participant's account as additional Plan Shares or Safekeeping Shares, respectively.

     With respect to Shares issued through stock dividends or splits on Participating Shares not held by the Administrator: (a) if the Participant has elected the Full Dividend Reinvestment option (see Question 6), the newly issued Shares will become Participating Shares automatically, and (b) if the Participant has elected the Partial Dividend Reinvestment option (see Question

7), the newly issued Shares will not become Participating Shares unless the Participant subsequently enrolls such Shares under the Plan.

     In the event that Orrstown makes rights available to holders of its Common Stock to purchase additional Shares or other securities, the rights issuable with respect to the Plan Shares and Safekeeping Shares will be distributed directly to the Participants, who will be free to exercise or otherwise dispose of the rights. If a Participant has elected the Full Dividend Reinvestment option, any Common Stock acquired by the Participant on the exercise of rights will become Participating Shares automatically. If a Participant has elected the Partial Dividend Reinvestment option, any Common Stock acquired by the exercise of rights will not become Participating Shares unless the Participant subsequently enrolls such Shares under the Plan.

     29. How many Shares are available for purchase under the Plan?

     The 1998 Plan provided for the purchase of up to 200,000 Shares of Orrstown's Common Stock directly from Orrstown, whether such Shares are held as treasury Shares or are authorized but unissued Shares. Following a 2 for 1 stock split effectuated November 21, 1998, and a 7 1/2% stock dividend on whole shares as of November 1, 1999, the total number of shares authorized under 1998 Plan and the Plan was 430,000. After purchases through November 30, 1999, there are 414,782 shares remaining and authorized for issuance under the Plan. Such number will be further adjusted automatically in the event of a change in the capitalization of Orrstown arising out of any stock dividend, stock split, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect of the outstanding shares of Orrstown's Common Stock or causes shares of Orrstown's Common Stock to be changed into the same or a different number of the same or another class or classes of securities.

     30. May the Plan be changed or terminated?

     Orrstown intends the Plan to continue indefinitely. However, Orrstown reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any material changes in the Plan.



                                 USE OF PROCEEDS

     The proceeds to Orrstown from Shares of Common Stock sold by it pursuant to the Plan will be used for general corporate purposes.



                    INDEMNIFICATION UNDER THE SECURITIES ACT

     Except in limited circumstances, Orrstown is required by provisions in its By-laws to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Orrstown pursuant to such provisions, Orrstown has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.



                                  LEGAL OPINION

     Rhoads & Sinon LLP, Harrisburg, Pennsylvania has rendered an opinion that Shares issued by Orrstown pursuant to the terms of the Plan will be duly authorized, fully paid and non-assessable.



                                     EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Smith Elliott Kearns & Company LLC, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                        ORRSTOWN FINANCIAL SERVICES, INC.

                        STOCKHOLDER DIVIDEND REINVESTMENT

                             AND STOCK PURCHASE PLAN

                        Authorization and Enrollment Form

     To participate in the Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan, please complete and sign the attached Authorization and Enrollment Form, mark your investment option and return it in the enclosed envelope to the Plan Administrator as indicated below:

                                  Orrstown Bank
                               77 East King Street
                             Shippensburg, PA 17257
                           Attn: Shareholder Services

     This form authorizes the enrollment of your account in the Plan. You may change or revoke your enrollment in the Plan at any time by notifying Administrator in writing.

                        AUTHORIZATION AND ENROLLMENT FORM

                        ORRSTOWN FINANCIAL SERVICES, INC.

                        STOCKHOLDER DIVIDEND REINVESTMENT

                             AND STOCK PURCHASE PLAN

     In order to participate in the Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan"), you must complete the appropriate sections of this form and return it in the enclosed envelope to the Plan Administrator at the address shown above. The form appoints Orrstown Bank (the "Administrator"), as your agent to reinvest, as indicated thereon, the cash dividends paid on Shares registered in your name for the purchase of whole or fractional Shares of Common Stock under the terms and conditions set forth in the Prospectus which accompanied this form. By completing and signing this form, you certify that you have received the Prospectus and are a registered owner of Common Stock.

     Please complete the appropriate sections below. If you wish to transmit certificates for Shares to be held by the Administrator either as Participating Shares or for Safekeeping only, please complete either Box 3 or Box 4. This service is optional; you are not required to transmit certificates to participate in the Plan.

     Check all boxes and complete all blanks that are appropriate to your choice and complete all related blanks.



TO ENROLL SHARES:

Box 1 |_|         FULL DIVIDEND REINVESTMENT - Please apply dividends on
                  all Shares now or hereafter registered in my name and all Shares credited to my Plan account to the purchase of additional Shares.

Box 2 |_|         PARTIAL DIVIDEND REINVESTMENT - Please apply dividends
                  on _____ Shares registered in my name and all Shares credited to my Plan account to the purchase of additional Shares.

TO TRANSMIT CERTIFICATES FOR ENROLLED PARTICIPATING SHARES ONLY:

Box 3 |_|         TO TRANSMIT CERTIFICATES FOR PARTICIPATING SHARES TO BE HELD
                  FOR YOUR ACCOUNT - Please deposit the enclosed certificate No.
                  ________________ representing _____________ Shares in my Plan account. (Do not endorse your share certificate.) NOTE: These shares will be Participating Shares in the Plan and cash dividends thereon will be reinvested in additional Shares. If you have elected the Partial Dividend Reinvestment option and the certificate is for a larger number of shares than the number you have specified next to Box 2, please communicate directly with the Administrator for further instructions.

         If you wish to deposit certificates for Shares with the Administrator to be held in safekeeping only, but without having the cash dividends on such Shares reinvested in additional Shares, do not check Box 3. Rather check Box 4.



TO TRANSMIT NON-ENROLLED CERTIFICATES FOR SAFEKEEPING:

Box 4 |_|         Please hold the enclosed certificate No. _______________
                  representing _______ Shares for my account for safekeeping.
                  (Do not endorse your share certificates.) DIVIDENDS ON SUCH
                  SAFEKEEPING SHARES WILL NOT BE REINVESTED. If you wish your
                  Shares to participate in the Plan (with the dividends thereon reinvested) and you also wish the Administrator to hold your certificates, use Box 3 and do not use this Box.

I understand that I may modify or revoke this authorization at any time by instructing the Administrator in writing of my desire to change or terminate my participation in the Plan. No change will be effective until your instructions are received by the Administrator.



VOLUNTARY CASH CONTRIBUTIONS

Box 5 |_|         Please authorize my account to participate in the Voluntary
                  Cash Contribution feature. Investments will be at my option by investing cash from time to time for the purchase of Shares.
                  All Shares purchased through Voluntary Cash Contributions will automatically become Plan Shares. I am aware that Voluntary
                  Cash Contributions must not be less than $100 or more than $2,500 per quarter.

INITIAL PURCHASE

Box 6 |_|         I wish to make my initial purchase of Shares through the
                  Plan. My check payable to Orrstown Bank in the amount of $________________ is enclosed (must not be less than $100 or more than $2,500).

                  I understand that I may modify or revoke this authorization by instructions to the Administrator in writing of my desire to change or terminate my participation in the Plan. No change will be effective until your instructions are received by the Administrator.

ACCOUNT REGISTRATION (CHECK ONE)

|_|      Individual Ownership - You alone own the shares.

|_| Joint Tenants with Right of Survivorship - You and one or more persons jointly own the shares with right of survivorship.

         The Administrator will act upon the written request of any owner in all matters pertaining to a joint account except for the sale or transfer of Shares, which requires the signatures of all owners.

|_|      Custodian Under Uniform Transfers to Minors Act

|_|      Other (Trust, Corporation, etc.)

         PLEASE SPECIFY



     Under penalty of perjury, I hereby certify that the Social Security Number or Tax Identification Number (TIN) indicated below is true and correct and that I am not subject to backup withholding per the Internal Revenue Code. (Delete "not" if you are subject to backup withholding.)



------------------------                           ---------------------------
Shareholder Signature                              Print Shareholder Name


------------------------                           ---------------------------
Shareholder Signature                              Print Shareholder Name


------------------------                           ---------------------------
Date

     Sign name(s) exactly as shown on stock certificate or as your account is registered. In case of joint owners, each joint owner must sign. If authorization is signed as attorney-in-fact, officer, administrator, executor, trustee or guardian, indicate title as such.

     Please complete the following sections with the name and address to which Plan account statements should be sent:

------------------------                       ---------------------------
Name                                           Social Security Number/TIN


------------------------                       ------------------------------
Address                                        Area Code and Telephone Number


------------------------
City


------------------------
State           Zip Code

                   TABLE OF CONTENTS

                                                 PAGE
                                                 ----
THE COMPANY ....................................... 4                                [ORRSTOWN FINANCIAL
THE PLAN ...........................................4                                  SERVICES, INC.
  Purpose ..........................................4                                 LETTERHEAD LOGO]
  Participation ....................................4
  Benefits and Disadvantages .......................5
  Administration and Interpretation ................6
  Enrollment .......................................7
  Purchases ........................................8
  Certificates ....................................11
  Sale of Shares ..................................12
  Reports .........................................13
  Withdrawal ......................................13
  Federal Taxes ...................................14                               STOCKHOLDER DIVIDEND
  Other Provisions ................................15                                 REINVESTMENT AND
USE OF PROCEEDS ...................................17                                STOCK PURCHASE PLAN
                                                                                     -------------------
INDEMNIFICATION UNDER THE
  SECURITIES ACT ..................................19
LEGAL OPINION .....................................19                                 December 10,  1999
EXPERTS ...........................................19


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

         Registration Fees          $    0
                                    ------
         Blue Sky Fees              $    0
                                    ------
         Printing Costs             $6,000
                                    ------
         Legal Expenses             $3,000
                                    ------
         Miscellaneous              $  250
                                    ------

                  Total:            $9,250
                                    ======

-----------------

         (1)Amounts listed relate to expenses estimated to be incurred in connection with this Post-Effective Amendment No. 1 to the Registration Statement.


ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

     The By-laws of Orrstown Financial Services, Inc. ("the "Company") provide for indemnification of directors and officers to the extent provided in the BCL. In accordance with Section 1713 of the BCL, the By-laws of the Company also include a provision that the directors of the Company shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or
(ii) the liability of a director for the payment of taxes pursuant to federal, state or local law.

     The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and certain officers.

ITEM 16 EXHIBITS

     Exhibits are listed by numbers corresponding to the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number
--------------

     5         Opinion of Rhoads & Sinon LLP re: legality of securities
               (previously filed)

     23(a) Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above) (previously filed)

     23(b)     Consent of Smith, Elliott, Kearns & Co.

     24 Power of Attorney of Directors and Officers of Orrstown Financial Services, Inc. (included on signature page to this Registration Statement).

     99(a) Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan

     99(b) Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan Authorization and Enrollment Form (included as part of Prospectus)

     99(c) Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan Information Card

     99(d)     Prospectus Transmittal Letter to Stockholders


ITEM 17. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Shippensburg, Commonwealth of Pennsylvania, on September 16, 1999.

                                          ORRSTOWN FINANCIAL SERVICES, INC.


                                          By: /s/ Kenneth R. Shoemaker
                                              -------------------------------
                                              Kenneth R. Shoemaker, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth R. Shoemaker and Joel R. Zullinger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities indicated below on September 16, 1999.

Signatures                                      Title
----------                                      -----
         /s/ Kenneth R. Shoemaker               President and Chief Executive
----------------------------------              Officer and Director
Kenneth R. Shoemaker

         /s/ Bradley S. Everly                  Senior Vice President
----------------------------------              (chief financial officer)
Bradley S. Everly

         /s/ Robert B. Russell                  Vice President and Chief
----------------------------------              Accounting Officer
Robert B. Russell

         /s/  Anthony F. Ceddia                 Director
----------------------------------
Anthony F. Ceddia

         /s/ Jeffrey W. Coy                     Director
----------------------------------
Jeffrey W. Coy

         /s/ Andrea Pugh                        Director
----------------------------------
Andrea Pugh

         /s/ Gregory A. Rosenberry              Director
----------------------------------
Gregory A. Rosenberry

         /s/ Glenn W. Snoke                     Director
----------------------------------
Glenn W. Snoke

         /s/ Denver L. Tuckey                   Director
----------------------------------
Denver L. Tuckey

         /s/ John S. Ward                       Director
----------------------------------
John S. Ward

         /s/ Joel R. Zullinger                  Director
----------------------------------
Joel R. Zullinger

                                  EXHIBIT INDEX

                                                                                Sequential
Exhibit Number                                                                 Page Number
--------------                                                                 -----------
5        Opinion of Rhoads & Sinon LLP re: legality of securities
         (previously filed)
23(a)    Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above)
         (previously filed)
23(b)    Consent of Smith, Elliott, Kearns & Co.
24       Power of Attorney of Directors and Officers of Orrstown Financial
         Services, Inc. (included on signature page to this Registration
         Statement)
99(a)    Orrstown Financial Services, Inc. Stockholder Dividend Reinvestment
         and Stock Purchase Plan
99(b)    Orrstown Financial Services, Inc. Plan Authorization and
         Enrollment Form (included as part of the Prospectus)
99(c)    Orrstown Financial Services, Inc. Stockholder Dividend
         Reinvestment and Stock Purchase Plan Information Card
99(d)    Prospectus Transmittal Letter to Stockholders


                                  Exhibit 23(b)









The Board of Directors and Stockholders
Orrstown Financial Services, Inc.



We consent to the use of our report, dated January 29, 1999, on our audits of the financial statements of Orrstown Financial Services, Inc. incorporated by reference to the Post Effective Amendment No. 1 to the Registration Statement on Form S-3 and to the reference to our firm under the heading "Experts" in the Prospectus in connection with the Dividend Reinvestment Plan for Orrstown Financial Services, Inc.

                                         /s/ Smith Elliott Kearns & Company, LLC
                                         ---------------------------------------
                                             Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania
December 8, 1999

                                  Exhibit 99(a)



                        ORRSTOWN FINANCIAL SERVICES, INC.

                      STOCKHOLDER DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

     The Board of Directors of ORRSTOWN FINANCIAL SERVICES, INC. ("ORRSTOWN") established this Stockholder Dividend Reinvestment and Stock Purchase Plan (the "PLAN") to provide ORRSTOWN stockholders with a simple, convenient, economical and systematic method for reinvesting regular quarterly cash dividends and making voluntary cash investments in additional shares of ORRSTOWN COMMON STOCK without paying any brokerage commissions or incurring any service charges. The Plan constitutes an amendment of and successor to the current Dividend Reinvestment Plan of Orrstown which was instituted in 1998 (the "1998 Plan") and which remains in effect until December 31, 1999. Each Participant in the 1998 Plan will automatically be enrolled in the Plan, which shall be effective January 1, 2000.

     The following sets forth the text of the PLAN as amended on September 16, 1999.

Section 1.  Definitions.

     The following words and phrases, when capitalized and used herein, shall have the indicated meanings unless the context clearly indicates otherwise:

     (a) INVESTMENT DATE: A date on which regular quarterly cash dividends are paid and dividends are reinvested and/or voluntary cash payments are invested pursuant to the PLAN.

     (b) MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK:

          (i) The average of the daily high bid and low offer quotations for ORRSTOWN COMMON STOCK reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board system for the ten (10) trading days immediately preceding the applicable INVESTMENT DATE; provided, however, if no bid or no offer quotation for ORRSTOWN COMMON STOCK is reported through the OTC Bulletin Board service during such ten
     (10) trading day period, then the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK will be the price of the last trade reported for ORRSTOWN COMMON STOCK through the OTC Bulletin Board service.

          (ii) If ORRSTOWN COMMON STOCK is listed for trading on the NASDAQ Stock Market, the mean between the high and low sales prices for ORRSTOWN COMMON STOCK on the NASDAQ Stock Market, as reported in the financial press, on any relevant date (or if not a trading day, then on the next preceding day on which a trade is reported).

          (iii) If ORRSTOWN COMMON STOCK is listed for trading on a national exchange, the mean between the high and low sales prices on such exchange, as reported in the financial press, on any relevant date (or if not a trading day, then on the next preceding day on which a trade is reported).

     (c) ORRSTOWN: Orrstown Financial Services, Inc.

     (d) ORRSTOWN COMMON STOCK: Orrstown's common stock, no par value.

     (e) PARTICIPANT: Any ORRSTOWN stockholder who meets the eligibility requirements set forth at Section 2 of the PLAN and who effects the authorizations required by Section 3 of the PLAN.

     (f) PLAN: This Stockholder Dividend Reinvestment and Stock Purchase Plan, as it may be hereafter amended, supplemented or modified.

     (g) PLAN ADMINISTRATOR: Orrstown Bank, Orrstown, Pennsylvania, shall be the PLAN ADMINISTRATOR and shall receive cash dividends and voluntary cash payments made by a PARTICIPANT pursuant to Section 3(b) of the PLAN and purchase shares of ORRSTOWN COMMON STOCK for PARTICIPANTS. Orrstown Bank shall act in such capacity in accordance with the provisions of the PLAN. With respect to shares to be purchased on the open market pursuant to Section 5 of the PLAN, the PLAN ADMINISTRATOR shall transfer the cash dividends and cash payments to a PURCHASING AGENT who shall effect the purchase of shares in the open market.

     (h) PURCHASE PRICE: In the case of purchases from ORRSTOWN of treasury shares or authorized but unissued shares of ORRSTOWN COMMON STOCK, the PURCHASE PRICE shall be the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK on the relevant INVESTMENT DATE. In the case of purchases of shares of ORRSTOWN COMMON STOCK on the open market or in negotiated transactions by a PURCHASING AGENT, the PURCHASE PRICE shall be the weighted average of the prices actually paid for shares purchased for the relevant INVESTMENT DATE (excluding all fees, brokerage commissions and expenses).

     (i) PURCHASING AGENT: For purposes of making purchases on the open market pursuant to Section 5 of the PLAN, the PLAN ADMINISTRATOR shall, from time to time and at its sole discretion, select a PURCHASING AGENT who is a broker-dealer, unaffiliated with ORRSTOWN, registered under the Securities Exchange Act of 1934, as amended. The PURCHASING AGENT shall purchase securities on the open market as described in Section 5(b) of the PLAN. Aside from transferring funds to the PURCHASING AGENT, neither ORRSTOWN nor the PLAN

ADMINISTRATOR shall have any influence on the manner, methods or timing of acquiring shares in open market transactions.

     (j) RECORD DATE: The date for determining stockholders of record for the purpose of receiving any regular quarterly cash dividend.

Section 2.  Eligibility.

     Any ORRSTOWN stockholder is eligible to participate in the PLAN commencing as of the date one or more shares of ORRSTOWN COMMON STOCK are registered in his or her name on the books of ORRSTOWN. Beneficial owners of ORRSTOWN COMMON STOCK held in nominee name must either have their shares registered in their own name before participating in the PLAN, or arrange with the record holders to participate in the PLAN on their behalf. ORRSTOWN stockholders who reside in jurisdictions in which it is unlawful for ORRSTOWN to permit participation in the PLAN are not eligible to participate in the PLAN.

Section 3.  Participation.

     (a) Full and Partial Dividend Reinvestment Options. In order to participate in the PLAN, a stockholder who meets the eligibility requirements set forth in
Section 2 must, on such form or forms and in such manner as may from time to time be prescribed by ORRSTOWN, except as expressly set forth in this Section, designate and authorize the PLAN ADMINISTRATOR, on such stockholder's behalf, to reinvest all of the regular quarterly cash dividends payable on all or any specified fixed number of shares of ORRSTOWN COMMON STOCK registered in such stockholder's name on the books of ORRSTOWN as of the applicable RECORD DATE (or, if held in nominee name, with respect to which the record holder is participating on behalf of the beneficial owner) in additional shares of

ORRSTOWN COMMON STOCK pursuant to the provisions of Section 4 and Section 5 of the PLAN. If the form of designation and authorization is duly completed, signed and received by ORRSTOWN on or before a given RECORD DATE, reinvestment shall begin with the dividend relating to such RECORD DATE. If the form of designation and authorization is received after a given RECORD DATE, the dividend relating to such RECORD DATE will be paid in cash and reinvestment shall begin with the following dividend. Participation, once commenced, shall continue until a PARTICIPANT withdraws from the PLAN in accordance with Section 10(a) of the PLAN; ORRSTOWN or the PLAN ADMINISTRATOR terminates the PARTICIPANT's participation in accordance with Section 10(b) of the PLAN; or the PLAN terminates in accordance with Section 11(d) of the PLAN.

     (b) Voluntary Cash Purchase Option.

          (i) A stockholder who meets the eligibility requirements set forth in
     Section 2 of the PLAN and who elects to participate in the PLAN by meeting the requirements set forth in subsection (a) of this Section 3 may elect, each quarter, to invest cash in an amount not to exceed, in the aggregate, $2,500 per calendar quarter, but not less than $100, in additional shares of ORRSTOWN COMMON STOCK, by (1) designating and authorizing the PLAN ADMINISTRATOR, on such form or forms as may be designated by the PLAN ADMINISTRATOR from time to time, to apply all of such cash to the purchase, on such PARTICIPANT's behalf, of additional shares of ORRSTOWN COMMON STOCK pursuant to the provisions of Section 4 of the PLAN, and (2) by transmitting such cash amount by check or money order made payable to "Orrstown Bank" and forms to the PLAN ADMINISTRATOR so that it is received by the PLAN ADMINISTRATOR not later than the five (5) days prior to the

     INVESTMENT DATE. Any cash payment received by the PLAN ADMINISTRATOR later than five (5) days prior to the INVESTMENT DATE will be returned to the PARTICIPANT. A PARTICIPANT may withdraw his entire voluntary cash payment by written notice received by the PLAN ADMINISTRATOR not later than two (2) days prior to the INVESTMENT DATE. No interest will be paid on uninvested voluntary cash payments. Payments received by the PLAN ADMINISTRATOR more than twenty (20) days prior to an INVESTMENT DATE will be returned to the PARTICIPANT.

          (ii) PARTICIPANTS may arrange for automatic withdrawals from their checking or savings account at Orrstown Bank as a method to provide voluntary cash payments under the PLAN. The automatic withdrawal feature may be used on an ongoing basis or for periodic payments. PARTICIPANTS desiring to use this feature must complete an authorization form available upon request from the PLAN ADMINISTRATOR.

Section 4.  New-Stock Dividend Reinvestment.

     (a) In the event ORRSTOWN has not elected to, and is not required to, purchase shares of ORRSTOWN COMMON STOCK in the open market in accordance with the provisions of Section 5 of the PLAN, the PLAN ADMINISTRATOR shall, on the INVESTMENT DATE, for each PARTICIPANT, apply the cash dividends:

          (i) authorized to be reinvested pursuant to Section 3(a) of the PLAN, and

          (ii) attributable to shares (including fractions of a whole share computed to 4 decimal places) credited to such PARTICIPANT's account pursuant to Section 6(b) of the PLAN as of the RECORD DATE;

to the purchase of shares of ORRSTOWN COMMON STOCK in accordance with subsection
(b) of this Section 4.

     (b) In the event ORRSTOWN has not elected to, and is not required to, purchase shares of ORRSTOWN COMMON STOCK in the open market in accordance with the provisions of Section 5 of the PLAN, the PLAN ADMINISTRATOR shall, on the INVESTMENT DATE, for each PARTICIPANT, apply the voluntary cash payments duly authorized and paid by such PARTICIPANT pursuant to Section 3(b) of the PLAN, to the purchase of shares of ORRSTOWN COMMON STOCK in accordance with subsection
(c) of this Section 4.

     (c) In the event ORRSTOWN has not elected to, and is not required to, purchase shares of ORRSTOWN COMMON STOCK in the open market in accordance with the provisions of Section 5 of the PLAN, the PLAN ADMINISTRATOR, on the relevant INVESTMENT DATE, shall purchase directly from ORRSTOWN the maximum number of shares (including fractional shares computed to four decimal places) that may be purchased at the PURCHASE PRICE on the relevant INVESTMENT DATE with the amount of cash dividends to be reinvested and the amount of voluntary cash payments to be invested on that INVESTMENT DATE, provided that the aggregate number of shares of ORRSTOWN COMMON STOCK that may be purchased pursuant to this Section 4 and under the 1998 Plan may not exceed four hundred thousand (400,000) shares, whether such shares are held in the treasury of ORRSTOWN or are authorized but unissued shares. In making purchases on behalf of a PARTICIPANT, the PLAN ADMINISTRATOR may commingle such PARTICIPANT's funds with those of other PARTICIPANTS. The price at which the PLAN ADMINISTRATOR shall be deemed to have acquired shares for each PARTICIPANT's account shall be the PURCHASE PRICE on the relevant INVESTMENT DATE. Neither the PLAN ADMINISTRATOR nor ORRSTOWN shall be liable for any loss, damage or expense resulting, directly or indirectly, from the failure to make a purchase or from the timing of any purchase made.

Section 5. Open-Market Dividend Reinvestment and Cash Purchases.

     (a) Notwithstanding the provisions of Section 4 of the PLAN, the PLAN ADMINISTRATOR may, at the election of ORRSTOWN, immediately prior to the INVESTMENT DATE, for each PARTICIPANT, transfer:

          (i) the quarterly dividends authorized to be reinvested pursuant to
     Section 3(a) of the PLAN and shares (including fractions of a whole share computed to 4 decimal places) credited to such PARTICIPANT'S account pursuant to Section 6(b) of the PLAN as of the RECORD DATE; and

          (ii) the cash payments duly authorized and paid by such PARTICIPANT pursuant to Section 3(b) of the PLAN to the PURCHASING AGENT for the purchase of whole shares of ORRSTOWN COMMON STOCK in accordance with Section 5(b) below.

     (b) All purchases of ORRSTOWN COMMON STOCK pursuant to this Section 5 shall be made on the relevant INVESTMENT DATE, or such other date as may be necessary or advisable under any applicable federal securities laws. All such purchases shall be made by the PURCHASING AGENT in the open market, on an exchange, or in negotiated transactions upon such terms as to price, delivery and related matters as the PURCHASING AGENT deems advisable. The PURCHASING AGENT shall purchase the maximum whole number of shares that may be purchased at prevailing prices with the amount of cash dividends to be reinvested and the amount of voluntary cash payments to be invested for the relevant INVESTMENT DATE. In making purchases on behalf of a PARTICIPANT, the PURCHASING AGENT may commingle such PARTICIPANT'S funds with those of other PARTICIPANTS. Neither ORRSTOWN, the

PLAN ADMINISTRATOR, nor the PURCHASING AGENT shall be liable for any loss, damage or expense resulting, directly or indirectly, from the failure to make a purchase or from the timing of any purchase made. Aside from transferring the funds to the PURCHASING AGENT, neither ORRSTOWN nor the PLAN ADMINISTRATOR shall have any influence on the manner, methods or timing of the acquisition of shares under this Section 5. Any funds remaining after purchase of the maximum number of whole shares available on the open market on the relevant INVESTMENT DATE shall be returned to the PLAN ADMINISTRATOR for acquisition of additional shares (including fractional shares computed to four decimal places) from ORRSTOWN pursuant to Section 4 in order to assure that such funds have been fully invested in shares of ORRSTOWN COMMON STOCK.

Section 6. Administration of the PLAN.

     (a) The PLAN ADMINISTRATOR shall administer the PLAN for all PARTICIPANTS.

     (b) All shares of ORRSTOWN COMMON STOCK purchased by the PLAN ADMINISTRATOR or its nominee pursuant to Section 4 and Section 5 of the PLAN, including any fractions of a whole share, shall be registered in the name of the PLAN ADMINISTRATOR or its nominee as agent for each PARTICIPANT and shall be credited to each PARTICIPANT's account on the books and records of the PLAN, which books and records shall be maintained at all times by PLAN ADMINISTRATOR. As soon as practicable after each INVESTMENT DATE, or after other changes are made to the PLAN account, the PLAN ADMINISTRATOR shall transmit to each PARTICIPANT a statement of account setting forth amounts invested, purchase prices, shares purchased and other information for the year to date.

     (c) Each PARTICIPANT may obtain, without charge and upon written request to the PLAN ADMINISTRATOR, a certificate or certificates for any whole shares of ORRSTOWN COMMON STOCK credited to his or her account; provided, however, that no such request received during the period beginning five (5) business days prior to a RECORD DATE and ending on the corresponding INVESTMENT DATE shall be effective until after the reinvestment of dividends pursuant to this PLAN. No share certificate for any whole share of ORRSTOWN COMMON STOCK shall be issued to any PARTICIPANT except pursuant to such written request or upon such PARTICIPANT's withdrawal from the PLAN in accordance with Section 10(a) of the PLAN, ORRSTOWN or the PLAN ADMINISTRATOR terminates the PARTICIPANT's participation in accordance with Section 10(b) of the PLAN, or termination of the PLAN in accordance with Section 11(d) of the PLAN. In no event shall any certificate be issued evidencing a fraction of a whole share of ORRSTOWN COMMON STOCK.

     (d) PARTICIPANTS may deposit with the PLAN ADMINISTRATOR for safekeeping any certificate for shares of ORRSTOWN COMMON STOCK subject to reinvestment of dividends under the PLAN.

     (e) All costs of administering the PLAN, including without limitation any brokerage commission or other fee payable to or through any broker-dealer or any other party in connection with the purchase of shares, shall be paid by ORRSTOWN.

Section 7.  Voting of Shares Held Under the PLAN.

     (a) All whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN will be voted at a meeting of ORRSTOWN stockholders in accordance with the instructions of such PARTICIPANT given on any proxy executed by such PARTICIPANT and returned to ORRSTOWN with respect to such shares. A PARTICIPANT desiring to vote whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN in person at a meeting of ORRSTOWN stockholders may do so. Whole shares of ORRSTOWN COMMON STOCK held for a PARTICIPANT in such PARTICIPANT's account under the PLAN will not be voted at a meeting of ORRSTOWN stockholders if a proxy is not received by ORRSTOWN from such PARTICIPANT or if such PARTICIPANT does not vote such whole shares in person at the meeting. In no event may a PARTICIPANT vote the fractions of a whole share of ORRSTOWN COMMON STOCK credited to such PARTICIPANT's account.

     (b) Each PARTICIPANT shall have the right to instruct the PLAN ADMINISTRATOR as to the manner in which to respond to a tender or exchange offer for shares of ORRSTOWN COMMON STOCK, with respect to such shares in such PARTICIPANT's account.

Section 8.  Stock Dividends and Stock Splits on Shares Held in PLAN.

     Shares of ORRSTOWN COMMON STOCK (including any fraction of a whole share) distributed as a result of the declaration of a stock dividend or a stock split on shares credited to the account of a PARTICIPANT under the PLAN shall be added to his or her account and shall be shares subject to the PLAN, and shall be treated, for all purposes, as if held by such PARTICIPANT directly.

Section 9.  Effect of Rights Offering on Shares Held in PLAN.

     In the event that ORRSTOWN grants to its stockholders rights to purchase additional shares of ORRSTOWN COMMON STOCK or other securities, such rights shall be granted to PARTICIPANTS on whole shares of ORRSTOWN COMMON STOCK credited to the account of such PARTICIPANTS under the PLAN. Rights based on any fraction of a share credited to a PARTICIPANT's account shall at ORRSTOWN's option be either redeemed by ORRSTOWN for cash or sold for such PARTICIPANT, and the net proceeds therefrom shall be distributed to Participant.

Section 10.  Withdrawal from the PLAN.

     (a) A PARTICIPANT may withdraw from the PLAN at any time by giving the PLAN ADMINISTRATOR written notice thereof. Any such notice of withdrawal received later than five (5) days prior to a RECORD DATE, and on or before the ensuing INVESTMENT DATE, shall not be effective until dividends paid for such RECORD DATE have been credited to such PARTICIPANT's account. Upon withdrawal, certificates for the number of whole shares specified in the PARTICIPANT'S notice and credited to a PARTICIPANT's account under the PLAN shall be issued to such PARTICIPANT and, in the event of a complete withdrawal, a cash payment shall be made for any fractional share credited to such PARTICIPANT's account (based upon the MARKET PRICE PER SHARE OF ORRSTOWN COMMON STOCK on the date the withdrawal request is received, or if not a trading day, then on the next preceding day which is a trading day. A PARTICIPANT who withdraws in accordance with this Section 10 shall again have the right to participate in the PLAN, provided such PARTICIPANT meets the eligibility requirements set forth in
Section 2 of the PLAN and makes the designation and authorization required by
Section 3(a) of the PLAN.

     (b) ORRSTOWN or the PLAN ADMINISTRATOR may terminate, for whatever reason at any time as it may determine in its sole discretion, a PARTICIPANT's participation in the PLAN upon mailing a notice of termination to the PARTICIPANT at his or her address as it appears on the PLAN ADMINISTRATOR's records.

     (c) If a PARTICIPANT so requests in writing, the PLAN ADMINISTRATOR shall, within seven (7) business days following receipt of such notice, transfer to a person designated by the PARTICIPANT or place a sale order on PARTICIPANT's behalf for all or any portion of the whole number of shares credited to such PARTICIPANT's account and shall deliver the proceeds therefrom, less any brokerage fee, transfer tax and costs to the withdrawing PARTICIPANT. At the PLAN ADMINISTRATOR's sole option and discretion, the PLAN ADMINISTRATOR may aggregate the shares to be sold on behalf of various PARTICIPANTS, sell any such shares through a broker of its choosing or in a negotiated transaction without a broker (including a sale to ORRSTOWN), and the PLAN ADMINISTRATOR may purchase any such shares on behalf of other PARTICIPANTS. Any sale to ORRSTOWN or purchase by the PLAN ADMINISTRATOR on behalf of the PLAN accounts shall be made at the PURCHASE PRICE (as defined in Section 1(h)).

     (d) If a PARTICIPANT disposes of all the shares registered in such PARTICIPANT's name that are enrolled in the PLAN, the PLAN ADMINISTRATOR shall, until otherwise notified, continue to reinvest the dividends on the shares of ORRSTOWN COMMON STOCK held in such PARTICIPANT's account.

Section 11.  Amendment, Supplement, Waiver, Suspension or Termination.

     (a) The PLAN may be amended or supplemented by ORRSTOWN at any time or times by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such amendment or supplement. The amendment or supplement shall conclusively be deemed to be accepted by each PARTICIPANT unless ORRSTOWN receives written notice from a PARTICIPANT of such PARTICIPANT's complete withdrawal from the PLAN in accordance with Section 10(a) of the PLAN. Amendments or supplements may be required from time to time due to changes in existing rules and regulations or new rules and regulations issued by a governing authority. In such cases, ORRSTOWN may make such amendments or supplements as required, and thereafter notify each participant thereof.

     (b) Any waiver of any provision of the PLAN must be made by ORRSTOWN in writing, and each waiver, if any, shall only apply to the specific instance involved.

     (c) The PLAN may be suspended by ORRSTOWN at any time or from time to time, by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such suspension. In the event of a suspension of this PLAN all voluntary cash payments paid by PARTICIPANTS pursuant to Section 3(b) of the PLAN shall be immediately returned to such PARTICIPANTS.

     (d) The PLAN may be terminated by ORRSTOWN at any time by mailing an appropriate notice to each PARTICIPANT at such PARTICIPANT's last address of record at least thirty (30) days prior to the effective date of such termination. In the event the PLAN is terminated, certificates for whole shares of ORRSTOWN COMMON STOCK credited to a PARTICIPANT's account under the PLAN shall be issued to such PARTICIPANT and a cash payment shall be made for any fractional shares credited to such PARTICIPANT's account (computed according to Section 10(a) of the PLAN).

Section 12.  Miscellaneous.

         (a) In the event that ORRSTOWN shall, as of any INVESTMENT DATE, have insufficient treasury shares or authorized but unissued shares of ORRSTOWN COMMON STOCK available for issuance pursuant to any purchase made under Section 4 of the PLAN, all available shares shall be issued and credited pro rata to all PARTICIPANTS' accounts. In such circumstances, all uninvested dividends shall be paid to PARTICIPANTS in cash.

         (b) There shall be up to four hundred thousand (400,000) shares of ORRSTOWN COMMON STOCK, in the aggregate, whether held in treasury or authorized but unissued shares, available for purchase directly from ORRSTOWN under the PLAN; provided that such number shall be adjusted automatically in the event of a change of capitalization of ORRSTOWN arising out of any stock dividend, stock split, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect of the outstanding shares of ORRSTOWN COMMON STOCK or causes shares of ORRSTOWN COMMON STOCK to be changed into the same or a different number of the same or another class or classes of securities.

         (c) Neither ORRSTOWN, the PLAN ADMINISTRATOR, nor the PURCHASING AGENT shall be liable for any loss, damage or expense arising out of or resulting from any act performed in good faith or any good faith omission on the part of any of them including, but not limited to, (i) failure to terminate a PARTICIPANT's account upon such PARTICIPANT's death or the transfer of such PARTICIPANT's shares prior to a reasonable length of time after receipt of notice in writing of such death or such transfer; (ii) any purchase or failure to purchase shares for a PARTICIPANT's account at a particular time or day or at a particular price; and/or (iii) modifying, suspending or terminating participation by a shareholder who ORRSTOWN or the PLAN ADMINISTRATOR determines is using the PLAN for purposes inconsistent with the intended purposes of the PLAN.

     (d) A PARTICIPANT shall notify the PLAN ADMINISTRATOR promptly in writing of any change of such PARTICIPANT's address. Notices to a PARTICIPANT will be given by letter addressed to such PARTICIPANT at such PARTICIPANT's last address of record on file with the PLAN ADMINISTRATOR.

     (e) No PARTICIPANT shall have any right to draw checks or drafts against his or her account or to give instructions to the PLAN ADMINISTRATOR with respect to any shares or cash held therein except as expressly provided herein, nor shall a PARTICIPANT have the right to sell, assign or transfer his or her account.

     (f) Dividends paid on the shares of ORRSTOWN COMMON STOCK credited to the account of a PARTICIPANT under the PLAN shall be reported on Form 1099 DIV information return, a copy of which will be sent to the Internal Revenue Service.

     (g) Sales of shares of ORRSTOWN COMMON STOCK made on behalf of a PARTICIPANT under the PLAN shall be reported on Form 1099B information return, a copy of which will be sent to the Internal Revenue Service.

     (h) Any question or interpretation arising under the PLAN will be determined by ORRSTOWN pursuant to the applicable rules and regulations of all regulatory authorities and the applicable federal and state law, such determination being final.

Section 13. Effective Date of PLAN.

     The effective date of the PLAN shall be January 1, 2000.

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

Section 14.  Governing Law.

     The validity and enforceability of the PLAN and the rights and obligations set forth herein shall be governed by the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Securities and Exchange Commission.

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